UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HORIZON HEALTH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HORIZON HEALTH CORPORATION
2941 South Lake Vista Drive
Lewisville, Texas 75067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 19, 2007

To the Stockholders of

Horizon Health Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Horizon Health Corporation (the “company”) will be held at the company’s National Support Center located at 2941 South Lake Vista Drive, Lewisville, Texas 75067 on Friday, January 19, 2007 at 9:00 a.m. Central Time, for the following purposes:

1.                                       To elect seven directors to serve for the ensuing year; and

2.                                       To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The close of business on December 1, 2006 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, during business hours, from January 5, 2007 to the date of the Annual Meeting at the company’s National Support Center located at 2941 South Lake Vista Drive, Lewisville, Texas 75067.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that you ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage, if mailed in the United States, has been provided for your use. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.

By Order of the Board of Directors,

KEN NEWMAN
Chairman, President and Chief Executive Officer

December 15, 2006

HORIZON HEALTH CORPORATION

PROXY STATEMENT FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 19, 2007

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors for the Annual Meeting of Stockholders of Horizon Health Corporation to be held on Friday, January 19, 2007, at 9:00 a.m., Central Time, at the company’s National Support Center, 2941 South Lake Vista Drive, Lewisville, Texas 75067. This proxy statement and the accompanying proxy card are first being mailed on or about December 15, 2006 to our stockholders entitled to notice of and to vote at the Annual Meeting.

We have tried to make this proxy statement easy to read and understand. The Securities and Exchange Commission, or the SEC, recommends that companies use plain English in all communications with stockholders. We will refer to our company throughout this document as “we” or “us.” We will also refer to our fiscal year ended August 31, 2006 as the “2006 fiscal year” or the “last fiscal year.”

GENERAL INFORMATION

What is the Purpose of the Annual Meeting?

The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement and include the election of seven directors to serve for a term until the next annual meeting of our stockholders when directors are elected.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

Only holders of record of our common stock at the close of business on the record date, December 1, 2006, will be entitled to receive notice of and to vote at the Annual Meeting. There were 15,062,941 shares of our common stock outstanding on the record date that will be entitled to vote at the Annual Meeting.

How do I vote?

You may vote your shares in person at the Annual Meeting or by proxy by completing and returning the enclosed proxy card.

What is a proxy?

A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ken Newman, our Chairman, President and Chief Executive Officer, and John E. Pitts, our Executive Vice President-Finance and Chief Financial Officer, as your proxies for the Annual Meeting. As your proxy, they may vote on your behalf and have the power to appoint a substitute person to act as your proxy.

How will my shares be voted if I vote by proxy?

Your proxy will be voted according to the instructions on your executed proxy card. If you complete your proxy card and do not provide other instructions, your shares will be voted “FOR” the individuals nominated to serve as members of our Board of Directors. If any other matter is properly presented at the Annual Meeting for action, your proxies are authorized to vote on your behalf using their discretion. At this time, we are not aware of any other matter that may come before the Annual Meeting.

Can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•                    notifying our Corporate Secretary, David K. Meyercord, in writing that you are revoking your proxy;

•                    executing and returning to Mr. Meyercord a new proxy card dated after the prior proxy card you submitted to us; or

•                    attending the Annual Meeting and notifying Mr. Meyercord in writing that your proxy is withdrawn. Note that your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

What constitutes a quorum at the Annual Meeting?

The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for the Annual Meeting. Abstentions, votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Broker non-votes occur when shares are held in “street name” by brokers who indicate that they do not have discretionary authority to vote the shares on a particular matter.

What vote is required to elect directors?

Directors will be elected at the Annual Meeting by a plurality of the votes of the shares that are present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors. Abstentions, votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

What vote is required for other matters?

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote will be required to approve any matters, other than the election of directors, to be acted upon at the Annual Meeting. Abstentions will not be voted and will therefore have the same effect as votes against any proposal requiring an affirmative majority vote. Broker non-votes will have no effect on the outcome of any matters to be acted upon at the Annual Meeting.

Who is soliciting my proxy for the Annual Meeting? Who will pay for the cost of soliciting proxies?

Our Board of Directors is soliciting your proxy for the Annual Meeting. We will pay all costs associated with soliciting proxies in the accompanying form. Our officers or employees may assist with the solicitation of proxies personally or by telephone but will not receive additional compensation for their assistance. We may also call upon our regularly retained investor communications firm, Corporate Communications, Inc., to solicit proxies by telephone or mail. In addition, we will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How may I receive a copy of the Annual Report?

Our Annual Report to Stockholders, which contains our audited consolidated financial statements for the 2006 fiscal year, is being mailed to our stockholders of record as of December 1, 2006 with this proxy statement. The Annual Report does not form a part of the proxy solicitation materials.

If you are a record holder of our common stock as of the close of business on December 1, 2006, and you make a request in writing, we will provide to you, without charge, a copy of our Annual Report on Form 10-K for our fiscal year ended August 31, 2006 as filed with the SEC (excluding exhibits). Your written request should be directed to Horizon Health Corporation, 2941 South Lake Vista Drive, Lewisville, Texas 75067, Attention: Mr. John E. Pitts, Executive Vice President-Finance.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors sets the number of directors constituting the Board from time to time by resolution. The number of directors constituting the Board has been set at eight members. Currently, our Board of Directors consists of seven members. Seven directors will be elected at the Annual Meeting. Those seven directors will hold office until our next annual meeting of stockholders when their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. All of the nominees are currently serving as our directors with their terms as directors expiring at the Annual Meeting.

There will continue to be one vacancy on the Board of Directors after the Annual Meeting. We intend to fill the vacancy but our Board of Directors is still in the process of determining a qualified individual.

The proxies solicited by this proxy statement cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Our Board of Directors expects that all of the nominees will serve if elected, but if any of them become unavailable to serve at the time the election occurs, the persons named in the accompanying proxy card will vote for a substitute nominee, if one is designated by a majority of the independent directors serving on our Board.

Information Regarding Nominees

The following table contains information regarding the age, length of service and positions currently held with us for each director nominee.

Name	Age	Position	Director Since
Ken Newman	63	Chairman of the Board, President and Chief Executive Officer	July 1989
George E. Bello	71	Director	April 1995
Michael R. Bowlin	64	Director	July 2004
James E. Buncher	70	Director	August 1997
Robert A. Lefton	50	Director	January 2003
William H. Longfield	68	Director	July 1995
C. Thomas Smith	68	Director	October 2005

Ken Newman has served as Chairman of the Board since February 1992.  He currently serves as our President and Chief Executive Officer.  Mr. Newman previously served as our President and Chief Executive Officer from July 1989 through August 1997, and again from April 2003 until April 2005. In April 2005, he resigned the office of President but remained Chief Executive Officer. In July 2006, he re-assumed the position of President. During the period from September 1997 through April 2003, Mr. Newman served as a consultant to the company.  Mr. Newman currently serves as a director of United Surgical Partners International, Inc., a health care company that operates ambulatory surgical centers, and of Telecare Corporation, a privately-held behavioral health service provider.

George E. Bello is a private investor. He previously served as the President and Chief Executive Officer of Reliance Group Holdings and retired in October 2001. Mr. Bello also previously served as the Executive Vice President and Controller of Reliance Group Holdings. Mr. Bello is a member of the Audit and Compliance Committee of our Board of Directors.

Michael R. Bowlin is retired from the Atlantic Richfield Company. He served as its Chief Executive Officer from 1994 to 2000, its Chairman of the Board from 1995 to 2000, and its President from 1993 to 1998. The Atlantic Richfield Company and its subsidiaries were engaged in the worldwide exploration, development, production, transportation and refining of petroleum and natural gas. The company merged with BP Amoco in 2000. Mr. Bowlin also serves as a director of FMC Technologies, Inc., a company providing technology solutions for the energy, food processing and air transportation industries, and Edwards Lifesciences Corporation, a health care company that specializes in products and technologies designed to treat cardiovascular disease, the number one heart valve company in the world, and the global leader in acute hemodynamic. He is a member of the University of North Texas Foundation and the National Council of the House Ear Institute. Mr. Bowlin is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

James E. Buncher has been the Chief Executive Officer and a director of Safeguard Health Enterprises, Inc., a dental and vision benefits company, since March 2000. He has also served as its Chairman of the Board since May 2004 and, prior to that, was its President from March 2000 through April 2004. Mr. Buncher was a private investor from July 1998 to February 2000. He was the President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Previously, from September 1995 to September 1997, Mr. Buncher served as the President of the Health Plans Group of Value Health, Inc., a national specialty managed care company. Mr. Buncher is a member of the Audit and Compliance Committee of our Board of Directors.

Robert A. Lefton has been the President, Chief Executive Officer and a director of Odyssey Healthcare, Inc., a hospice company, since October 2005. From January 2005 to October 2005, he was a Vice President of Select Medical Corporation. From March 1999 until January 2005, prior to its acquisition by Select Medical Corporation, he was the President, Chief Executive Officer and a director of Semper Care, Inc., a long term acute care hospital development company. Before joining Semper Care, Inc., Mr. Lefton served as our Executive Vice President for Operations from November 1998 to March 1999. He also served as our President and Chief Operating Officer from September 1997 to October 1998. He also held other positions with us during the period from March 1995 to September 1997. Mr. Lefton is a member of the Compensation Committee and the Audit and Compliance Committee of our Board of Directors.

William H. Longfield is the former Chairman and Chief Executive Officer of C.R. Bard, Inc., a multinational developer, manufacturer and marketer of health care products. He served in those positions from September 1995 until he retired in August 2003. Mr. Longfield also serves on the board of directors of Manor Care, Inc., Applera Corporation and West Pharmaceutical Services, Inc. Mr. Longfield is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

C. Thomas Smith served as President and Chief Executive Officer of VHA Inc., a member-owned and member-driven healthcare cooperative, from October 1991 until his retirement in April 2003. He was a member of the VHA Board of Directors from 1987 to 2003. From 1977 to 1991, Mr. Smith served as President and Chief Executive Officer of Yale-New Haven Hospital and President and Chief Executive Officer of Yale-New Haven Health Services Corp. From 1971 to 1976, he was Vice President and Executive Director of Hospitals and Clinics and a member of the Board of Trustees of Henry Ford Hospital in Detroit. Mr. Smith is a past Chairman of the American Hospital Association and the Council of Teaching Hospitals and a former member of the boards of the Association of American Medical Colleges, the International Hospital Federation, the Hospital Research and Educational Trust, the National Committee on Quality Healthcare, the Jackson Hole Group and Genentech, Inc. Mr. Smith was appointed to our Board of Directors in October 2005. He currently serves on the boards of directors of Kinetic Concepts, Inc., InPatient Care Management, CHG Healthcare Services, Inc. and ICA Informatics Corporation of America. Mr. Smith is a member of the Audit and Compliance Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

Shares represented by the accompanying proxy card will be voted “FOR” the election of the nominees named above except to the extent authority to vote for one or more nominees is withheld. As indicated on the proxy card, you may:

•              vote for the entire slate of nominees;

•              withhold authority to vote for the entire slate of nominees; or

•              by writing the name of one or more nominees in the space provided on the proxy card, withhold authority to vote for such specified nominee or nominees.

Our Board of Directors unanimously recommends that you vote “FOR” the election of all of the nominees for directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and to ensure effective management of our business and affairs for the long-term benefit of our stockholders. A copy of our Corporate Governance Guidelines is available on our website at www.horizonhealth.com in the “Investor Relations” section.

Meetings of our Board of Directors

Our Board of Directors held seven meetings during the 2006 fiscal year. During the 2006 fiscal year, each current director attended all meetings of our Board of Directors and of each committee of which the director was a member.

Our directors are expected to attend each annual meeting of our stockholders. All of our current directors attended our Annual Meeting in January 2006.

Director Independence

Our Corporate Governance Guidelines and the corporate governance standards adopted by the NASDAQ Stock Market require that a majority of the members of our Board of Directors be “independent” as NASDAQ defines that term. Our Board of Directors has determined that Messrs. Bello, Bowlin, Buncher, Lefton, Longfield and Smith are independent under the criteria established by NASDAQ.

Committees of our Board of Directors

The standing committees of our Board of Directors are the Audit and Compliance Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Audit and Compliance Committee

The Audit and Compliance Committee’s principal functions include:

•              selecting our independent auditors;

•              approving all services rendered by our independent auditors;

•              reviewing and consulting with our Board of Directors and management regarding the scope and results of the audit of our financial statements; and

•              reviewing and consulting with our Board of Directors and management regarding other auditing and accounting matters.

The Audit and Compliance Committee also oversees the implementation and operation of our Code of Conduct.

The Audit and Compliance Committee is comprised of independent directors, who are not employees of the company, and operates under a written charter adopted by our Board of Directors. The committee met eight times during the 2006 fiscal year. Currently, the members of the committee are Mr. Bello, Chairman, Mr. Buncher, Mr. Lefton and Mr. Smith.

The report of the Audit and Compliance Committee can be found on page 22 of this proxy statement.

The charter of the Audit and Compliance Committee is available on our website at www.horizonhealth.com in the “Investor Relations” section and is also attached as Appendix A to this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends for nomination by our Board of Directors candidates for election as our directors, and has oversight of corporate governance matters pursuant to our Corporate Governance Guidelines. The charter of the Nominating and Corporate Governance Committee is available on our website at www.horizonhealth.com in the “Investors Relations” section.

In accordance with our Corporate Governance Guidelines, the committee will seek a diversity of skills and backgrounds among directors in recommending candidates for membership on our Board. In doing so, the Nominating and Corporate Governance Committee takes into consideration each candidate’s business and professional experience and accomplishments, personal integrity, ability to understand our businesses, ability to make independent analytical inquiries and analyses, willingness to devote the necessary time to adequately perform board member responsibilities and availability to serve, whether any conflicts of interest exist and such other factors as the committee deems appropriate. The committee did not receive any director nominations from our stockholders for the 2007 Annual Meeting.

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as required by the NASDAQ Stock Market listing standards. The committee met three times in the 2006 fiscal year. Currently, the members of the committee are Mr. Bowlin, Chairman, Mr. Longfield and Mr. Lefton.

The Nominating and Corporate Governance Committee will consider recommendations for nominees to our Board of Directors submitted by stockholders. To recommend a nominee for our annual meeting to be held in January 2008, a stockholder must deliver to our Corporate Secretary on or before September 1, 2007:

•              a written recommendation setting forth the name and address of the stockholder and the number of shares of our common stock beneficially owned by the stockholder;

•              the name and address of the candidate;

•              a description of the background of the candidate containing the information required to be included in a proxy statement under applicable SEC requirements if such candidate were nominated;

•              a description of any arrangements or understandings between the stockholder and the candidate pursuant to which the recommendation is being made by such stockholder;

•              a description of any affiliation between such candidate and the stockholder; and

•              a written statement signed by the candidate affirming a willingness to serve if elected.

Compensation Committee

The Compensation Committee of our Board of Directors reviews and sets the total compensation for our executive officers, which include our chief executive officer and each of the officers directly reporting to our chief executive officer. The Compensation Committee also administers our 2005 Omnibus Incentive Plan and is responsible for all grants of awards made under that plan to our eligible directors, officers, employees and consultants. The committee met five times during the 2006 fiscal year. The current members of the committee are Mr. Longfield, Chairman, Mr. Bowlin and Mr. Lefton.

The report of the Compensation Committee can be found on page 10 of this proxy statement.

The charter of the Compensation Committee is available on our website at www.horizonhealth.com in the “Investor Relations” section.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of three directors who are not employees or officers of the company or any of our subsidiaries. The members of the committee during the 2006 fiscal year were Mr. Longfield, who was the Chairman, Mr. Bowlin and Mr. Lefton. Each member of the committee satisfied the standards for independence set forth in the NASDAQ listing standards.

During our 2006 fiscal year, none of our executive officers served as a director or member of the compensation committee (or other committee serving a similar function) of any other entity whose executive officers served either as a member of our Compensation Committee or our Board of Directors. Mr. Lefton, one of the members of our Compensation Committee was an officer of the company prior to March 1999.

Communicating with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by sending a letter addressed to one or more directors by name (or to the Chairman of the Board for a communication addressed to the entire Board of Directors) at the following address:

Name of the Director(s)
c/o Corporate Secretary
Horizon Health Corporation
2941 South Lake Vista Drive
Lewisville, Texas 75067

Communications from our stockholders to our entire Board of Directors or to one or more individual directors will be forwarded by our Corporate Secretary to either the Chairman of the Audit and Compliance Committee, if addressed to the Board of Directors, or the appropriate individual director to whom the communication was addressed, without opening, monitoring or otherwise editing the communication in any respect. Additionally, our stockholders may utilize the ACCess Hotline we have established for communications directly to the Audit and Compliance Committee. Information regarding the hotline may be found on our website www.horizonhealth.com under the heading “Code of Conduct.”

Code of Ethics

We have adopted a code of ethics, called our Code of Conduct, which is applicable to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Conduct can be found on our website at www.horizonhealth.com. We intend to post on our website any amendments to, as well as any waivers from, the Code of Conduct applicable to our principal executive officer, principal financial officer and principal accounting officer, to the extent permitted by the rules and regulations of the SEC and NASDAQ.

Stock Ownership Guidelines and Trading Policies for Executive Officers and Directors

We have adopted stock ownership guidelines for our directors and executive officers. We have also adopted a stock trading policy that applies to all of our directors, officers and certain other employees of the company. The stock trading policy is designed to prevent the trading of our common stock by any person who may be in possession of material non-public information. Copies of our stock ownership guidelines are available on our website at www.horizonhealth.com.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

General

The Compensation Committee of our Board of Directors discharges the responsibilities of the Board of Directors in establishing the total compensation for our chief executive officer and other senior executive officers that report directly to the chief executive officer. The Committee has oversight over all compensation, benefits and perquisites of such officers. The Committee independently approves all aspects of the total compensation of our chief executive officer without any recommendations from the chief executive officer and, after reviewing recommendations made by the chief executive officer, approves the total compensation for our other senior executive officers.

The Committee has the following objectives in considering its executive compensation program:

•                     motivating our officers to act in a manner consistent with our business objectives and the development of long term value for our shareholders;

•                     attracting and retaining highly qualified individuals by maintaining competitive compensation arrangements that include retention components;

•                     appropriately basing a portion of total compensation for our executives on the achievement of appropriate performance measures consistent with our values; and

•                     encouraging stock ownership by executives in order to align their financial interests with the long term interest of our stockholders.

In addition, the Committee takes into consideration tax and accounting consequences in establishing the total compensation arrangements for our executive officers.

Background

In our 2004 fiscal year, the Board of Directors established a new strategic plan for the company. Implementation of that strategic plan necessitated a number of restructuring changes within the company. Given these strategic direction changes being made in the company, the Compensation Committee reviewed the compensation program structure for our senior executives and instituted a new compensation structure for senior executives for our 2005 fiscal year. This compensation structure consisted of a base salary, a performance based annual cash bonus, and a performance based deferred incentive bonus consisting of cash and a restricted stock award that vests over several years subject to continued employment. In addition, our senior executives became eligible, together with other officers and employees of the company, for equity awards granted under our 2005 Omnibus Incentive Plan which was approved by our stockholders in January 2005.

The objectives of the Committee in adopting this compensation structure were to base a significant portion of senior officer compensation on performance; to have more retention attributes associated with a portion of the total compensation to senior executives; and to increase equity ownership by senior officers. In connection with these objectives, the Committee also recommended, and the Board of Directors adopted, stock ownership guidelines for our executive officers that became effective September 1, 2005, the beginning of our 2005 fiscal year.

2006 Fiscal Year

In connection with the considerations applicable to our 2006 fiscal year total compensation for senior executives, the Committee engaged Mercer Human Resources to perform a review of our executive compensation program. The Committee received a report from Mercer that included a comparison of our executive compensation program and compensation levels with those of other health care companies and other public companies in general. The Committee took into account the information in the Mercer report in making its decisions with respect to executive compensation policy and decisions for our 2006 fiscal year. However, the Committee did not specifically benchmark its decisions to any particular levels or percentages relating to survey or peer group rankings contained in the Mercer report. The Committee considered that other factors such as individual and corporate performance, individual experience and years of service, individual responsibilities within the company, and individual expertise must also be considered in making compensation decisions.

For our 2006 fiscal year, the Committee considered that the compensation structure used for our senior executives consisting of annual base salary, a performance based annual cash bonus, and a performance based approved incentive bonus was appropriate and retained that compensation structure for senior executives for our 2006 fiscal year.

2007 Fiscal Year

In connection with considerations applicable to our 2007 fiscal year compensation for senior executives, the Compensation Committee engaged Hewitt Associates to perform a review of our executive compensation. The Committee received a report from Hewitt Associates which included a comparison of our executive compensation levels with those of other health care companies and general survey information. The Committee took into account the information in the Hewitt Associates report in making its decisions with respect to executive compensation policies and decisions for our 2007 fiscal year. However, it again did not specifically benchmark its decisions to any particular levels or percentages relating to survey or peer group rankings and considered the individual factors noted above. In addition, the Committee also received from Hewitt Associates an individual total tally sheet for each senior executive officer summarizing the total compensation of each executive officer and also the compensation payable to each senior executive officer upon the occurrence of certain events such as termination with cause, termination without cause, termination without cause after the occurrence of a change of control of the company, and resignation with good reason after a change of control. The information contained in these individual tally sheets was also considered by the Committee in making its decisions with respect to our 2007 fiscal year compensation.

For our 2007 fiscal year, the Committee considered that the compensation structure used for our senior executives consisting of annual base salary, a performance based annual cash bonus, and a performance based approved incentive bonus was appropriate and retained that compensation structure for senior executives for our 2007 fiscal year.

Base Salary

The Compensation Committee annually reviews the base salaries of our chief executive officer and our other executive officers directly reporting to the chief executive officer, considering the information contained in the compensation consultant reports and the individual factors described above. As noted, the Committee does not attempt to set base salaries at any particular level based on those survey or peer group reviews, but rather uses the reviews to obtain a general overview of compensation levels. The Committee does consider that it competes for executive talent with companies both in and outside the health care field.

No particular weight is given to any of the factors considered by the Committee. The Committee’s decisions to make adjustments in base salaries take into account both objective and subjective factors. For our 2006 fiscal year, adjustments were made to the base salaries of senior executives primarily on the basis of job performance and job responsibilities. In October 2006, the base salary of each of our executive officers was again reviewed and adjustments were approved for the executive officers effective in November 2007.

Annual Cash Bonus

The Committee considers that performance based annual cash bonuses are consistent with furthering our compensation objectives and motivating individual performance. For our 2006 fiscal year, the Committee made our chief executive officer and our other senior executives eligible for annual cash bonuses based on achievement of a performance target. For our chief executive officer and executives, other than Mr. Baumann, the performance target was based on our corporate earnings per share. The Committee considers that a performance target based on corporate earnings per share is an appropriate measure for enhancing stockholder value for our company and within the health care industry. Mr. Baumann’s annual cash bonus was based on a performance target based on the operating margin of the company’s service group for which he had responsibility. For our 2006 fiscal year, the corporate earnings per share performance target was not achieved, and no annual bonuses were paid to senior executives, except for Mr. Baumann. Mr. Baumann’s service group met the operating margin established as his performance target, and Mr. Baumann earned an annual cash bonus with respect to our 2006 fiscal year.

For our 2007 fiscal year, the Committee also made our chief executive officer and other senior executives eligible for annual cash bonuses generally on the same basis as that applicable for our 2006 fiscal year. For all executives, other than Mr. White and Mr. Baumann, the performance target is based on corporate earnings per share. For Mr. White and Mr. Baumann, the performance target is based on the operating margin of the respective company’s service group for which they are each responsible. The bonus potential for Mr. Newman was set at 100% of his annual base salary at 100% achievement of the performance target (with maximum potential up to 150% of his annual base salary), for Messrs. White and Baumann at 70% of their respective annual base salaries at 100% achievement of the performance target (with a maximum potential up to 100% of their respective annual base salaries), and for Messrs. Pitts, Thayer and Meyercord, at 50% of their respective annual base salaries at 100% achievement of the performance target (with a maximum potential up to 75% of their respective base salaries). No bonuses are payable if less than 80% of the performance target is achieved.

The Committee also has the right to reduce any earned annual cash bonus in its discretion. The Committee has no set formula or criteria for which it will reduce a bonus but reserved the ability to take into account other objective or subjective factors if it considers it appropriate to do so.

Deferred Incentive Bonuses

The Committee also made our chief executive officer and other senior executive officers eligible for deferred incentive bonuses with respect to our 2006 fiscal year. The deferred incentive bonuses are each payable 50% in cash and 50% in a restricted stock award. The number of shares subject to the restricted stock award is determined by dividing 50% of the total dollar amount of the earned bonus by the stock price of the common stock of the company on the last day of the fiscal year to which the bonus relates. The bonuses, if earned, vest in four installments. The first installment is payable upon approval of the bonus by the Committee and the other three installments vest at the end of the following three fiscal years. Vesting is subject to continued employment of the individual by the company.

For our 2006 fiscal year, the deferred incentive bonuses were subject to achievement of corporate earnings per share performance target. The performance target was not achieved and no deferred incentive bonuses were earned by our executives in respect to our 2006 fiscal year.

For our 2007 fiscal year, the Committee made our chief executive officer and other senior executives eligible for deferred incentive bonuses at the same levels as existed in our 2006 fiscal year. The performance target for Messrs. Newman, Pitts, Thayer and Meyercord is based on corporate earnings per share. The performance target for Messrs. White and Baumann is based on an operating margin of the respective company service group for which they each have responsibility. The bonus potential for the deferred incentive bonuses is the same as for the annual cash bonuses.

The Committee also has the right to reduce any earned deferred incentive bonus in its discretion. The Committee has no set formula or criteria for which it will reduce a bonus but reserved the ability to take into account other objective or subjective factors if it considers it appropriate to do so.

Restricted Stock Awards

In January 2005, our stockholders approved our 2005 Omnibus Incentive Plan. When the 2005 Omnibus Incentive Plan was approved by our stockholders, all then existing stock option plans were terminated. No further stock options could be granted under those previous plans.

Under the 2005 Omnibus Incentive Plan, the Committee is authorized to grant stock based awards to our key employees, including our chief executive officer and other executive officers. These awards are intended to give employees, including our executive officers, long term incentives to increase stockholder value by improving corporate performance and profitability. Stock based awards provide an incentive that focuses our executives on managing the company from the perspective of an owner with an equity stake in the business. The awards are intended to help insure that operating decisions are based on long term results that benefit the company and ultimately our stockholders. The Committee considers that the restricted stock awards serve a valuable purpose in retaining key employees and providing them an equity interest in the company so that their financial interests are aligned with the long term financial interest of our stockholders.

Stock based awards to our employees, including executive officers, are not necessarily granted annually, but are granted from time to time at the discretion of the Committee. While no specific formula is used to determine awards made to any particular employee, awards are generally based on an evaluation of non-objective factors, such as the employees past contribution toward company performance and expected future contribution in meeting our long term strategic goals.

Under the 2005 Omnibus Incentive Plan, the Committee is authorized to grant various types of stock based awards such as incentive and non-qualified stock option, restricted stock awards and stock appreciation rights. For our 2006 fiscal year, the Committee authorized the grant of restricted stock awards to our chief executive officer, our senior executive officers and other officers and employees of the company. In making these grants, the Committee took into account as part of its consideration that no equity based awards had been granted to officers and employees in the 2005 fiscal year (other than a stock option award made to John Pitts upon his promotion to Chief Financial Officer and the deferred incentive bonuses for our chief executive officer and other senior executives). The Committee considered that the use of restricted stock award grants, rather than stock options, was appropriate given the change in accounting treatment applicable to stock options and the fact that restricted stock awards result in less dilution to our stockholders. For fiscal 2007, the Committee also authorized a grant of restricted stock awards to the chief executive officer, senior executive officers and other officers and employees of the company. All of the restricted stock awards granted in fiscal year 2006 and fiscal year 2007 vest in five equal annual installments subject to the continued employment of the individual by the company. Vesting is subject to acceleration upon the occurrence of certain events such as a change of control of the company.

In making the restricted stock award grants in fiscal 2006 and fiscal 2007, the Committee considered the cost of the awards in terms of the amount of equity being provided to the key employees of the company. The Committee had the proposed awards reviewed by its compensation consultants. Based on that review, the Committee considered that the amount of equity subject to the respective restricted stock award grants was within acceptable industry standards as determined by outside corporate governance rating services.

Other Benefits

Other than reimbursement for the cost of an annual physical, the company does not provide any other benefits or perquisites or have any other compensation or retirement arrangements, plans or benefits for our chief executive officer or senior executives. Our chief executive officer and executive officers are entitled to participate in the company welfare benefit plans and the company’s 401(k) plan on the same basis as all other employees of the company. Other than the executive agreements described below, there are no other plans that are effected by the Committee’s compensation decisions.

Executive Agreements

In fiscal 2006, the Committee approved executive agreements with each of the chief executive officer and other senior executives of the company. The executive agreements are described in more detail on page 16 of this proxy statement. The Committee considered it important to put in place these executive agreements to encourage retention of our senior executives. The executive agreements generally provide for severance benefits and acceleration of equity based awards in the event of a termination of employment or resignation for good reason after a change of control of the company. In the case of Messrs. Newman, White and Meyercord, the benefits are payable in the event of a termination without cause even if no change of control has occurred.

In addition to acceleration of equity based awards, the executive agreements provide for a severance payment in an amount equal to the annual base salary of the executive, plus 50% of the maximum bonus potential of both the annual cash bonus and the deferred incentive bonuses for which the executive is eligible, and continued participation in the company’s welfare benefit plans for one year after termination. The executive agreements contain a provision that limits the total amount of all payments under the agreements so that no payment will constitute an excess parachute payment as defined in section 280G of the Internal Revenue Code.

In reviewing the executive agreements prior to approval, the Compensation Committee had the executive agreements reviewed by Hewitt Associates to determine if the agreements were within what would be considered generally accepted industry standards. Based on that review and in their own individual judgment, the Committee considered that the terms of the executive agreements were within generally accepted industry standards. The executive agreements for Messrs. Newman and Meyercord, replaced existing executive agreements between them and the company which they both voluntarily agreed to terminate. One objective of the Committee was to have executive agreements on the same terms for all members of our executive team, including our chief executive officer. The executive agreements do not constitute employment agreements and the company has no employment agreements with the chief executive officer or the other senior executive officers.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of certain compensation to each of our chief executive officer and our other most highly compensated executive officers that we may deduct for federal income tax purposes in the fiscal year. The compensation level of each of our executive officers in our 2006 fiscal year was below this limit. Our policy is generally to design our compensation plan programs for full deductibility. The Compensation Committee attempts to balance this policy with compensation programs designed to motivate management to maximize shareholder value. The Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limit when it believes such payments are appropriate and in the best interest of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

By the Compensation Committee of the Board of Directors,

William H. Longfield, Chairman
Michael R. Bowlin
Robert A. Lefton

Summary Executive Compensation Table

The following table sets forth the cash and other compensation we paid to our chief executive officer, chief financial officer and our four other most highly compensated executive officers, our named executive officers, for all services in all capacities during the years indicated.

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (1)	Deferred Bonus Awards (2)	Restricted Stock Awards (2) (3)	Securities Underlying Options (4)	All Other Compensation (5)
Ken Newman	2006	$450,000	$—	$—	$749,400	—	$1,578
Chairman, President	2005	412,000	513,193	256,593	274,665	—	3,083
and CEO	2004	400,000	400,000	—	—	300,000	3,714

David K. White	2006	325,000	—	—	499,600	—	3,518
President, Contract	2005	263,000	146,805	77,938	83,598	—	4,008
Management Services	2004	255,067	180,924	—	—	20,000	3,714

Frank J. Baumann	2006	255,000	40,315	—	124,900	—	3,158
President, Hospital Services	2005	245,000	—	72,659	77,818	—	4,008
	2004	238,092	35,700	—	—	20,000	3,714

John E. Pitts	2006	230,000	—	—	374,700	—	3,653
Executive Vice President,	2005	186,766	111,733	55,833	59,835	30,000	3,289
Finance and CFO	2004	137,018	34,253	—	—	10,000	2,849

Donald W. Thayer	2006	254,000	—	—	374,700	—	3,698
Executive Vice President,	2005	232,000	138,793	69,393	74,286	—	3,083
Acquisitions	2004	213,173	105,938	—	—	20,000	—

David K. Meyercord (6)	2006	242,000	—	—	374,700	—	3,653
Executive Vice President,	2005	220,000	131,614	65,714	70,539	—	848
Administration, General	2004	37,160	50,000	—	—	40,000	—
Counsel and Secretary

(1)                       Represents the amounts earned in the fiscal year indicated, irrespective of when amounts were paid by the company. The bonus amounts shown represent performance incentive bonuses granted pursuant to our 2005 Omnibus Incentive Plan.

(2)                       During our 2005 fiscal year, the Compensation Committee of our Board of Directors awarded certain of our executive officers the right to earn deferred incentive bonuses under our 2005 Omnibus Incentive Plan.  Payment of the bonuses was made contingent on the company meeting a certain performance target for fiscal 2005.  On October 21, 2005, the Compensation Committee determined that the 2005 performance target had been met and the deferred incentive bonuses were awarded. The bonuses are payable one-half in cash and one-half in restricted stock.  An aggregate of 21,036 shares of restricted stock was granted to our named executives in respect of the bonuses, and those shares vest in four equal annual installments beginning on October 21, 2005.  The value of each restricted stock award included in the table above was calculated based on a value of $26.76 per share, which was the closing price of our common stock on NASDAQ on October 21, 2005, the date the restricted stock was granted.  Dividends are payable in respect of the restricted stock granted as part of the 2005 deferred incentive bonuses.  During the 2006 fiscal year, the Compensation Committee of our Board of Directors awarded certain of our executive officers the right to earn deferred incentive bonuses under our 2005 Omnibus Incentive Plan.  The 2006 performance target was not met and no deferred incentive bonuses were awarded to the named executive officers.

(3)                       During our 2006 fiscal year, the Compensation Committee of our Board of Directors awarded certain of our executive officers and employees restricted stock under our 2005 Omnibus Incentive Plan.  These shares vest in five equal annual installments beginning September 1, 2006.  The value of each restricted stock award included in the table above was calculated based on a value of $24.98 per share, which was the closing price of our common stock on NASDAQ on September 1, 2005, the date the restricted stock was granted.

(4)                       In fiscal 2005, we declared a two-for-one stock split, which was effected as a 100% stock dividend.  As a result, all stock options outstanding on the effective date of the stock split, June 15, 2005, were adjusted, and the number of shares subject to each outstanding option was doubled.  The numbers listed in the table above for securities underlying options in fiscal year 2004 reflect the adjustment.

(5)                       The amounts shown consist of company contributions made during the fiscal year to the 401(k) plan of the company on behalf of the named Executive Officer with respect to the calendar year that ended during the respective fiscal year.  The named Executive Officers receive no other compensation or perquisites except for reimbursement for annual physical examinations.

(6)                       Mr. Meyercord was employed by us in July 2004 and previously had not been an employee of the company.

Stock Option Grants to Executives

No options to purchase shares of our common stock were granted to our named executive officers in the 2006 fiscal year.

Aggregate Option Exercises in Fiscal 2006 and Option Values at Fiscal Year-End

The following table provides certain information on options exercised by our named executive officers during the 2006 fiscal year, the number of shares of our common stock covered by both exercisable and unexercisable stock options as of August 31, 2006, and the value of stock options outstanding as of August 31, 2006.

Individual Grants
	Shares Acquired on Exercise	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ken Newman	—	$—	324,000	206,000	$1,504,560	$529,140
David K. White	16,000	230,400	78,580	22,800	619,030	125,052
Frank J. Baumann	18,830	319,873	4,800	20,800	30,192	112,472
John E. Pitts	4,000	81,555	22,800	32,200	136,141	114,314
Donald W. Thayer	—	—	8,000	12,000	25,520	38,280
David K. Meyercord	—	—	16,000	24,000	37,440	56,160

(1)                       The value of unexercised in-the-money options at year-end was calculated based on a price of $13.69 per share, which was the closing price of our common stock on NASDAQ on August 31, 2006, less the applicable exercise price.

 2005 Omnibus Incentive Plan

At our 2005 Annual Meeting, our stockholders approved our 2005 Omnibus Incentive Plan. The purpose of the 2005 Omnibus Incentive Plan is to provide a means by which our employees, directors and third-party service providers may develop a sense of proprietorship and personal involvement in our development and financial success and to encourage them to devote their best efforts to our business, thereby advancing the interests of the company and our stockholders.

The 2005 Omnibus Incentive Plan provides for the grant of various stock-based awards to our employees and directors, and the employees of our subsidiaries, including both nonqualified and incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other cash- and stock-based awards. The plan is administered by the Compensation Committee of our Board of Directors, which has the discretionary power to determine the eligibility for, and the terms and conditions of, awards made under the plan.

During fiscal year 2006, the Compensation Committee of our Board of Directors awarded certain of our executive officers the right to earn deferred incentive bonuses which included in part a restricted stock award under our 2005 Omnibus Incentive Plan. The bonuses were contingent on achievement of company performance targets for fiscal 2006. The 2006 fiscal year performance targets were not met, and no deferred incentive bonuses were awarded.

Other Executive Compensation Arrangements

Executive Agreements

In September 2006, we entered into Executive Agreements with each of our six named executive officers.  The Executive Agreements with Mr. Newman and Mr. Meyercord replaced previously signed Executive Agreements each had with us, both of which were terminated.  Each Executive Agreement provides the executive with severance benefits upon termination of the executive’s employment by us or by the executive under certain circumstances.  The Executive Agreements also impose confidentiality obligations on the executives that require each of them to safeguard our trade secrets and confidential information.

Messrs. Newman, White and Meyercord are each entitled to severance benefits under their respective Executive Agreements if they (i) are terminated other than for cause at any time, or (ii) resign for good reason within twelve months after a change of control of the company.  Messrs. Pitts, Thayer and Baumann are entitled to severance benefits under their respective Executive Agreements only if a change of control of the company has occurred and they are terminated other than for cause or resign for good reason, in each case within twelve months after the change of control.

A termination of employment is for “cause” under each of the Executive Agreements if the basis of termination is:

•                     conviction of a crime punishable by imprisonment under state or federal law;

•                     commission of any act of dishonesty against the company;

•                     willful and material failure by the executive to perform his duties and the failure continues for at least ten days after we give the executive written notice of the failure;

•                     failure by the executive to devote substantially all of his working time and ability exclusively to the company; or

•                     failure by the executive to exercise diligence to protect our trade secrets and confidential information.

An executive has “good reason” to terminate his employment under his Executive Agreement if:

•                     there is a material reduction in the nature or the scope of the executive’s authority, compensation or employee benefits;

•                     there is a material breach of the agreement by the company; or

•                     the executive is required to work at an office location outside the Dallas, Ft. Worth, Denton, Texas metropolitan area.

A change of control is defined as the acquisition of 50% or more of the outstanding voting power of our capital stock or the transfer of all or substantially all of our assets.

If an executive is terminated or resigns under the circumstances described above that trigger his severance benefits:

•                     the executive will be entitled to a lump sum payment equal to the executive’s then annual base salary plus an amount equal to 50% of the maximum potential bonus (both annual bonus and deferred incentive bonus) he is eligible to earn with respect to the year of termination;

•                     all of the executive’s equity and other awards subject to vesting provisions will be accelerated and become fully vested; but if any such award cannot become fully vested for any reason, then the executive will receive cash in an amount equal to the award that cannot be vested; and

•                     the executive and the executive’s dependents, if any, will be entitled to health and welfare benefits for a period of one year that are comparable to those provided to them by the company at the time of termination.

The amount of the severance benefits payable under the Executive Agreements is limited and will be reduced to the extent necessary to avoid having any of the benefits constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code.

No severance benefits will be payable under any of the Executive Agreements in the event the executive’s employment (i) is terminated by us with cause, (ii) is voluntarily terminated by the executive without good reason, or (iii) is terminated due to the death, disability or retirement of the executive.  In any of those instances, the executive will be entitled only to severance benefits otherwise payable in accordance with our established policies.

We filed copies of the Executive Agreements with the SEC as exhibits to our current report on Form 8-K dated September 11, 2006. The description of the Executive Agreements above is only a summary.  You should refer to the filed copies of the Executive Agreements for complete information regarding the terms of those agreements.

Director Compensation

2005 Omnibus Incentive Plan

Restricted stock awards for 1,500 shares of our common stock were granted to our non-employee directors under our 2005 Omnibus Incentive Plan upon their reelection as directors at the annual meeting of our stockholders in January 2006. The terms of the restricted stock awards are described below. No stock options were granted to any directors in the 2006 fiscal year.

1995 Director Stock Option Plan

Upon the approval of our 2005 Omnibus Incentive Plan at our 2005 Annual Meeting, all of our stock option plans in effect at that time, including our 1995 Stock Option Plan for Eligible Outside Directors, were terminated, and no further stock options may be granted under those plans. However, the terms of those plans continue to govern options that were outstanding prior to the time of termination of those plans.

Previous grants made under the 1995 Director Plan vest in five equal annual installments contingent upon continued service as a director. The options terminate on the date any option holder ceases to be a director for any reason other than the option holder’s death (in the event of death, stock options vested at the date of death are exercisable for one year thereafter) or retirement.

Non-Employee Directors Compensation

Each member of our Board of Directors who is not an employee of the company receives an annual retainer of $10,000 payable upon his or her election or reelection, as the case may be, at each annual meeting of our stockholders. In addition, each non-employee director receives a fee of $2,500 for each regular meeting of our Board of Directors such director attends.

A non-employee director receives a grant of stock options for 15,000 shares upon his or her initial election to the Board. Those stock options vest in five installments with the first installment vesting on the date of grant and the other four installments vest annually thereafter. Each non-employee director already serving on our Board of Directors receives a grant of 1,500 shares of restricted stock upon his or her reelection to the Board. The restricted stock vests in equal installments at each of the five annual meetings of stockholders following the director’s election or reelection, as the case may be. Any unexercised stock options terminate and unvested shares of restricted stock are forfeited in the event the director ceases to be a director of the company for any reason other than retirement, death or disability. If there is a change in control of the company, all unvested awards vest automatically.

Compensation Committee

Each member of the Compensation Committee of our Board of Directors received a fee for each meeting the committee that the member attended during our 2006 fiscal year. The Chairman of the committee receives a fee of $2,000 per meeting, and each other member receives a fee of $1,000 per meeting attended, regardless of whether attendance was in person or by telephone.

Audit and Compliance Committee Compensation

Each member of the Audit and Compliance Committee of our Board of Directors received a fee for each meeting of the committee that the member attended during our 2006 fiscal year. The Chairman of the committee received a fee of $5,000 per meeting, and each other member received a fee of $3,000 per meeting, regardless of whether attendance was in person or by telephone.

Nominating and Corporate Governance Committee Compensation

Each member of the Nominating and Corporate Governance Committee of the Board of Directors received a fee for each meeting attended during our 2006 fiscal year. The Chairman of the committee received a fee of $2,000 per meeting and each other member received a fee of $1,000 per meeting, regardless of whether attendance was in person or by telephone.

Other Director Compensation

Except as described above, our directors did not receive any other compensation, benefit or perquisite for service on the Board of Directors in fiscal 2006. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock with (i) the Total Return Index for The NASDAQ National Market (U.S. Companies), and the cumulative total stockholder return for a peer group we selected and utilized last year for such comparison. The graph is for the period from August 31, 2001 through August 31, 2006. The comparison below assumes $100 was invested on August 31, 2001 in each of (i) our common stock, (ii) shares in the NASDAQ index mentioned above, and (iii) the common stock of the peer group, and assumes reinvestment of all dividends.

Our peer group consists of the following publicly-traded companies in the health care industry: Comprehensive Care Corp., Psychiatric Solutions, Inc., Rehabcare Group, Inc. and Universal Health Services, Inc. Neither we nor any companies in the peer group, except Universal Health Services, Inc., paid any cash dividends during the five-year period.

	2001	2002	2003	2004	2005	2006
Horizon Health Corporation	100.00	113.06	143.62	161.57	381.97	209.17
NASDAQ Composite	100.00	74.77	100.57	104.53	122.64	127.72
Peer Group	100.00	88.52	93.16	92.04	113.10	127.73

*                  The Performance Graph and table above are purely historical information and should not be relied upon as being indicative of future performance.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
AND 5% BENEFICIAL OWNERS

The table below shows information, as of December 1, 2006, concerning the beneficial ownership of our common stock, by:

•                each person we know to be a beneficial owner of more than 5% of our common stock;

•                each of our directors (and all nominees for director);

•                our chief executive officer and our five other most highly compensated executive officers; and

•                all our directors and named executive officers as a group.

As of December 1, 2006, there were 15,062,941 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying stock options beneficially owned by that stockholder that were exercisable or that became exercisable within 60 days of December 1, 2006. We also have included all shares offered by restricted stock awards that vest within 60 days of December 1, 2006. We have disregarded options held by other stockholders that are not attributed to the named beneficial owner. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by such person’s spouse under community property laws.

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number	Percent
Royce & Associates, LLC (2)	1,334,400	8.9%
The Burton Partnership, Limited Partnership (3)	1,153,530	7.7%
Eagle Asset Management, Inc. (4)	1,108,176	7.4%
Sirios Capital Management, L.P. (5)	1,100,136	7.3%
TCW Asset Management Co. (6)	930,664	6.2%
Fidelity Management & Research Company (7)	875,000	5.8%
Ken Newman (8)	858,410	5.6%
George E. Bello (9)	561,746	3.7%
William H. Longfield (10)	103,772	*
David K. White (11)	100,959	*
James E. Buncher (12)	99,320	*
John E. Pitts (13)	41,738	*
Michael R. Bowlin (14)	23,700	*
Donald W. Thayer (15)	23,329	*
David K. Meyercord (16)	20,500	*
Robert A. Lefton (17)	19,592	*
Frank J. Baumann (18)	15,515	*
C. Thomas Smith (19)	6,300	*
All Directors and Named Executive Officers as a group (12 persons) (20)	1, 874,840	11.9%

*                              Less than 1% of outstanding common stock

(1)                       Unless otherwise indicated, the address of each of our directors and officers listed is c/o Horizon Health, 2941 South Lake Vista Drive, Lewisville, Texas 75067.

(2)                       The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(3)                       The address of The Burton Partnership, Limited Partnership is P.O. Box 4643, Jackson, Wyoming 83001.

(4)                       The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

(5)                       The address of Sirios Capital Management, L.P. is c/o Goldman Sachs (Cayman) Trust Limited, 2nd Floor, Harbour Centre, PO Box 896, George Town, Grand Cayman, Cayman Islands, B.W.I.

(6)                       The address of TCW Asset Management Co. is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

(7)                       The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)                       The address of Ken Newman is 700 El Paseo, Denton, Texas 76205. Includes 12,000 shares of common stock held by a limited partnership in relation to which Mr. Newman serves as an officer and director of its corporate general partner. Includes 330,000 shares issuable upon exercise of immediately exercisable stock options. Does not include 32,018 shares of common stock held by a foundation of which Mr. Newman is a director.

(9)                       Includes 58,246 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

(10)                 Includes 70,772 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

(11)                 Includes 86,580 shares issuable upon exercise of immediately exercisable stock options.

(12)                 Includes 49,320 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

(13)                 Includes 32,000 shares issuable upon exercise of immediately exercisable stock options.

(14)                 Includes 23,700 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

(15)                 Includes 12,000 shares issuable upon exercise of immediately exercisable stock options.

(16)                 Includes 16,000 shares issuable upon exercise of immediately exercisable stock options.

(17)                 Includes 16,092 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

(18)                 Includes 12,800 shares issuable upon exercise of immediately exercisable stock options.

(19)                 Includes 6,300 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

(20)                 Includes 713,810 shares issuable (a) upon exercise of immediately exercisable stock options, (b) upon exercise of stock options that become exercisable within 60 days, or (c) upon vesting of restricted share awards that vest within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by these reporting persons and the written representations furnished by certain of these reporting persons, we believe that, during our 2005 fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with in a timely manner, except for one report on Form 4 for Frank J. Baumann reporting a restricted stock award for 2,908 shares which was inadvertently filed late.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has served as our independent accountants since 1991. The Audit and Compliance Committee of our Board of Directors has approved PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2007. We have requested that representatives of PricewaterhouseCoopers LLP attend the Annual Meeting to respond to appropriate questions from stockholders and to make any statements they wish to make.

The following table sets forth certain fees billed to us by PricewaterhouseCoopers LLP in connection with various services provided to us in fiscal years 2005 and 2006:

Fees	2005 Aggregate Fees Billed	2006 Aggregate Fees Billed
Audit Fees	$1,088,425	$1,431,870
Audit-Related Fees	110,583	277,417
Tax Fees	20,000	33,000
All Other Fees	1,596	1,596

•                Audit fees represent fees incurred in connection with the audits of our annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in our Annual Reports on Form 10-K for the 2005 and 2006 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q and registration statement filings during our 2005 and 2006 fiscal years.

•                Audit-related fees represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements for each of the two fiscal years that are not included in the audit fees. In fiscal year 2005, these services consisted of audits of our employee benefits plans and consultation concerning accounting and financial reporting standards, as well as consultation regarding Sarbanes-Oxley compliance and services rendered in conjunction with our offering of common stock in March 2005. In fiscal year 2006, these services consisted of due diligence work performed relating to an acquisition of eight free-standing behavioral health facilities during the year and audits of our employee benefit plans.

•                Tax fees were incurred in connection with tax compliance, tax advice and tax planning during the 2005 and 2006 fiscal years.

•              Other fees for 2005 and 2006 include a subscription to the PricewaterhouseCoopers on-line accounting research system.

The Audit and Compliance Committee Charter requires that the committee pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after discussing the nature of the services to be performed and the estimated fees (when available) with management and the independent registered public accounting firm. The committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and permissible non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the committee. The Chairman must report to the committee at its next meeting with respect to all services so pre-approved by him since the last committee meeting. The Audit and Compliance Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP were compatible with maintaining the auditors’ independence for the applicable periods and concluded such was the case.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of our Board of Directors operates under a written charter adopted by our Board of Directors.  A copy of this charter is attached as Appendix A to this proxy statement. The committee reviews the charter on an ongoing basis and believes that the charter meets the standards set forth in applicable SEC and NASDAQ regulations.  The committee is currently composed of four directors, each of whom has been determined by our Board of Directors to meet the standards for independence established by NASDAQ.

As more fully described in the charter, the Audit and Compliance Committee’s primary purpose is to assist our Board of Directors in its oversight of:

•                     our auditing, accounting and financial reporting processes, including the preparation of quarterly and annual financial reports by our management and annual independent audit of our financial statements;

•                     our systems of internal accounting and financial controls;

•                     the qualification and independence of our independent registered public accounting firm; and

•                     the implementation of our Code of Conduct and other corporate governance and compliance initiatives.

In monitoring the preparation of our financial statements, the Audit and Compliance Committee met with both management and our outside independent registered public accounting firm (the independent auditors) to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and the independent auditors advised the committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The committee’s review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards,” as amended, or SAS 61. SAS 61 requires the independent auditors to discuss the following with the Audit and Compliance Committee, among other things:

•                     the methods used to account for significant or unusual transactions;

•                     the effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•                     the process used by management to formulate sensitive accounting estimates and the basis for the independent auditor’s conclusion regarding the reasonableness of any such estimates; and

•                     any disagreements with management over the application of accounting principals, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit and Compliance Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors.  The independent auditors provided the committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Compliance Committees). The committee also reviewed and discussed the independent auditors’ independence with them and considered whether the provisions of non-audit services to us by the independent accountants is compatible with maintaining this independence.

During the course of our 2006 fiscal year, our management completed the documentation, testing and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and its related regulations.  The Audit and Compliance Committee was kept apprised of the progress of the evaluation and provided oversight and advice to our management during the process.  In connection with this oversight, the committee received periodic updates provided by management and the independent auditors at each committee meeting.  At the conclusion of the process, our management provided the committee with, and the committee reviewed, a report on the effectiveness of our systems of internal control over financial reporting.

The committee is also responsible for overseeing all aspects of our Code of Conduct and monitors the scope and adequacy of our internal controls and other procedures.  As part of this oversight, the committee has established procedures for the submission and evaluation of concerns and complaints regarding accounting or auditing matters.  The committee also meets periodically with our Ethics Compliance Officer and other members of our management to review and update the Code of Conduct and assess the procedures for communicating the plan and our ethical values to all of our employees.

On the basis of these reviews and discussions, the Audit and Compliance Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2006 for filing with the SEC.

By the Audit and Compliance Committee of the Board of Directors,

George E. Bello, Chairman

James E. Buncher

Robert A. Lefton

C. Thomas Smith

PROPOSALS BY STOCKHOLDERS

Proposals by stockholders intended to be presented at our next annual meeting of stockholders after this Annual Meeting must be received at our executive offices no later than August 15, 2007, in order to be included in our proxy statement and the form of proxy card relating to that meeting. Any stockholder who wishes to bring a proposal before our next annual meeting, but does not wish to request that the proposal be included in our proxy materials, should provide written notice of the proposal to our Corporate Secretary at our executive offices by November 1, 2007. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested. If a stockholder fails to provide timely notice of the stockholder’s proposal, the proxies solicited by our Board of Directors for that annual meeting will confer discretionary authority to vote on any such proposal that may be presented at the meeting. For a description of the process regarding stockholder nomination of directors, see Nominating and Corporate Governance Committee under the heading of “Committees of our Board of Directors” on page 8 of this proxy statement.

OTHER BUSINESS

Our Board of Directors does not know of any other matters that will be presented for action at our 2007 Annual Meeting. However, if any other matter requiring a vote of our stockholders properly comes before the Annual Meeting, the persons named in the accompanying proxy card will vote all shares for which they are acting as proxies for or against the matter according to their own discretion and judgment.

KEN NEWMAN

Chairman, President and

Chief Executive Officer

APPENDIX A
HORIZON HEALTH CORPORATION
AUDIT AND COMPLIANCE COMMITTEE CHARTER

Purpose

The primary purpose of the Audit and Compliance Committee (the “Committee”) is to assist the Board of Directors of Horizon Health Corporation (the “company”) in fulfilling its responsibility to oversee (a) the performance by management of the company’s auditing, accounting and financial reporting processes, (b) the preparation by management of the financial statements and other financial reporting information of the company, including its various SEC filings, (c) the company’s systems of internal accounting and financial controls, (d) the annual independent audit of the company’s financial statements, (e) the independence of the registered public accounting firm for the company, and (f) the implementation of and compliance with the Ethics Compliance Plan of the company and other corporate governance and compliance initiatives. In discharging such oversight role, the Committee will maintain free and open communication between itself and the full Board, the financial and senior managers of the company, the registered public accounting firm for the company and outside corporate counsel. The Board and the Committee are in place to represent the company’s shareholders; accordingly, the registered public accounting firm for the company is accountable to and shall report directly to the Committee.

The Committee shall also assist the Board of Directors in fulfilling its responsibility to oversee the compliance activities of the company with respect to legal and regulatory requirements applicable to its business operations and to the Code of Conduct of the company.

The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the company.

The Committee shall have the authority to retain such independent counsel, experts and other advisors as the Committee in its discretion determines are necessary to carry out its duties and responsibilities.

Membership

The Committee shall be comprised of three or more member directors as determined by the Board. The composition of the Committee will meet SEC and NASDAQ requirements. Each member of the Committee will be an independent director (as such term is defined by the SEC and NASDAQ) and free from any relationship that, in the opinion of the Board, would interfere with his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have accounting or related financial management expertise.

Funding

The company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation -

•                   to the registered public accounting firm employed for the purpose of rendering or issuing an audit report on the annual financial statements of the company,

•                   and to any counsel, experts or other advisors employed by the Committee to carry out its duties and responsibilities.

Auditor Retention and Approval of Services

The Committee, acting in its capacity as a committee of the Board of Directors, shall have the authority and be directly responsible for -

•                   the appointment or discharge of the registered public accounting firm retained to prepare an audit report on the annual financial statements of the company and to perform reviews of the quarterly financial statements of the company, and

•                   the pre-approval of all audit and non-audit services furnished to the company by the registered public accounting firm for the company provided, that the Committee may delegate to one or more members of the Committee the authority to make such approvals which, in each such case, shall be reported to the Committee at its next meeting thereafter.

Financial Reporting Responsibilities

Committee’s responsibilities regarding financial reporting by the company is one of oversight. The Committee will review and appraise on an ongoing basis the overall corporate standards for quality financial reporting by the company. The company’s management is responsible for preparing the company’s financial statements. The registered public accounting firm for the company is responsible for auditing those financial statements. The financial reporting managers of the company, as well as the registered public accounting firm for the company, have more time, knowledge and detailed information regarding the company than the Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the company’s financial statements or any professional certification as to the work of the registered public accounting firm for the company.

•                   The Committee, following completion of the annual audit, shall review separately with each of management and the registered public accounting firm for the company any significant difficulties encountered during the course of the audit, any disagreements regarding the appropriateness of any critical accounting policies and practices used in the preparation of the financial statements by management, and any concerns about the appropriateness of any significant judgments or any alternative accounting treatments of financial information in connection with the preparation of the financial statements by management. The Committee shall resolve any disagreements between management and the registered public accounting firm regarding financial reporting matters.

•                   The Committee shall review with management and the registered public accounting firm for the company the audited financial statements to be included in the company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the registered public accounting firm for the company the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61. Any required SAS No. 61 communication with the Committee should be made prior to filing.

•                   As a whole, or through the Committee Chair, the Committee shall assure that the registered public accounting firm for the company reviews the company’s interim financial results to be included in the company’s quarterly reports to be filed with the Securities and Exchange Commission and discusses with management (or directly with the Committee if appropriate) the matters required to be discussed by SAS No. 61. This review will occur prior to the company’s filing of the respective Form 10-Q. Any required SAS No. 61 communication with the Committee should be made prior to filing, or if not possible, as soon as practicable.

•                   The Committee shall discuss with management and the registered public accounting firm for the company the design and creation of the company’s internal controls, any significant changes in internal controls or in other factors that could significantly affect internal controls, recommendations for improvements that are reportable conditions or material weaknesses in internal controls, management’s assessment and conclusions as to the effectiveness of the internal controls and procedures of the company, based on an evaluation of such internal controls and procedures by management in accordance with the requirements of Sarbanes-Oxley Act, and the scope and plans for audits to be performed by the registered public accounting firm for the company, and the results thereof, including the attestation report of the registered public accounting firm.

•                   The Committee shall periodically consult with the registered public accounting firm for the company, out of the presence of management, regarding internal controls, the audit process and the completeness and accuracy of the financial statements of the company.

•                   The Committee shall review all reports submitted by the registered public accounting firm to the Committee pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

•                   The Committee shall on an annual basis: (1) request from the registered public accounting firm for the company a formal written statement delineating all relationships between the registered public accounting firm and the company; (2) discuss with the registered public accounting firm for the company any such disclosed relationships and their potential impact on the independence of the registered public accounting firm; and (3) take appropriate, resultant recommended actions.

•                   The Committee shall review the performance of the registered public accounting firm for the company and shall have the authority to retain such firm or, alternatively, approve a change of the registered public accounting firm for the company whenever the Committee determines that circumstances warrant such change.

Complaint Procedures

The Audit Committee shall establish, evaluate and revise as and when appropriate procedures for -

•                   the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting audits and auditing matters, and

•                   the confidential, anonymous submission by employees of the company directly to the Committee of concerns regarding questionable accounting or auditing matters.

Compliance Responsibilities

The Committee’s job regarding compliance responsibilities is one of oversight. Company management is responsible for conforming the conduct of company personnel and the activities of the company to legal and regulatory requirements, the policies and procedures of the company and the Code of Conduct of the company.   Company management is also responsible for developing and supervising the company’s internal programs for monitoring compliance with applicable legal and regulatory requirements, the company’s policies and procedures and the company’s Code of Conduct.  It is not the duty of the Committee to plan and conduct compliance audits, to conduct investigations, or to assure compliance with applicable laws and regulations, the company’s policies and procedures or the company’s Code of Conduct.

The Compliance Committee will oversee the work of the relevant members of senior management of the company and the Ethics Compliance Officer and receive reports from such officers regarding the company’s compliance activities.  The Ethics Compliance Officer is responsible for monitoring implementation of the company’s Code of Conduct and ethics compliance policies. Management of the company, including the Ethics Compliance Officer, has more time, knowledge, and detailed information regarding the company than the Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing expert or special assurance as to the company’s compliance with legal and regulatory requirements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function concerning compliance matters. These functions are set forth as a guide with the understanding that the Committee may diverge and/or supplement such activities as appropriate.

•                   The Committee shall review at least annually with the Ethics Compliance Officer, and such other representatives of management as the Committee deems appropriate, the policies, procedures and systems of the company that have been established to insure compliance with applicable legal and regulatory requirements. The Committee shall review at least annually with the Ethics Compliance Officer and such other members of management as the Committee deems appropriate any changes or additions to the company Code of Conduct that may be necessary or desirable to further promote compliance with the company Code of Conduct by all employees and to cause the company Code of Conduct to address all legal requirements and ethical values applicable to the business operations of the company.

•                   The Committee shall meet at least on an annual basis with the Ethics Compliance Officer for a report on the performance of, compliance with, and enforcement of the company Code of Conduct and ethics compliance policies.

•                   The Committee shall periodically review with the Ethics Compliance Officer, and such other representatives of management as the Committee deems appropriate, the education and training programs conducted by the company to communicate the company Code of Conduct and the ethical values of the company to all employees.

Charter

The Committee shall review this Charter at least annually and update as appropriate.

December 15, 2006

Participants Owning Horizon Common Stock

Through the Horizon Health Corporation

Employees Savings and Profit Sharing Plan

Re:                               Your Opportunity to Instruct the Trustee How to Vote the Horizon Common
Stock in Your 401(k) Plan Account at the Annual Meeting of Stockholders

Dear Participant:

An Annual Meeting of Stockholders (the “Annual Meeting”) of Horizon Health Corporation, a Delaware corporation (the “Company”), will be held at the executive offices of the Company located at 2941 South Lake Vista Drive, Lewisville, Texas 75067, on Friday, January 19, 2007, at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only holders of record of the Common Stock of the Company at the close of business on December 1, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting.

As described below, the Trustee of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the “Plan”) hereby requests your directions as to how you want the Trustee to vote at the Annual Meeting the shares of Common Stock held in your individual Plan account at the Annual Meeting.

You should find the following items enclosed:

•                  A “Proxy Statement” including a Notice of Annual Meeting of Stockholders describing the matters to be voted on at the Annual Meeting. The matter currently anticipated to be voted on at the Annual Meeting consists of the election of seven directors of the Company to serve for the ensuing year.  This matter, together with other information regarding the Annual Meeting, are described in more detail in the accompanying Proxy Statement.

•                  The Company’s Annual Report to Stockholders for the fiscal year ended August 31, 2006.

•                  A “Voting Direction” card.

•                  A pre-addressed postage-paid return envelope that you may use to return your Voting Direction card to American Stock Transfer & Trust Company, the Transfer Agent for the Common Stock of the Company (the “Transfer Agent”).

Please read the Proxy Statement for a detailed explanation of the matters to be considered and voted on at the Annual Meeting before completing your Voting Direction card. Also, please note that you do not have to complete and submit any proxy form, or otherwise grant any proxy to any person with respect to the shares of Horizon Common Stock held in your Plan account at the Record Date, since you are not the holder of record of such shares. Under the terms of the Plan, however, you have the right to direct the Trustee as to how you want the Trustee to vote such shares at the Annual Meeting. All you have to do to exercise this right is follow the instructions in this letter and in the attached Voting Direction card.

Explanation of Voting Rules of the Plan

All voting rights of shares of Horizon Common Stock held in a participant’s Plan account belong to that participant. The participant may exercise such voting rights by supplying written voting instructions to the Trustee. Under the terms of the Plan, the Trustee will vote the shares of Horizon Common Stock held in the participant’s account at the Record Date in accordance with the participant’s

1

written instructions. Any shares of Common Stock as to which a participant does not supply to the Trustee timely voting instructions will not be voted.

Pursuant to these requirements of the Plan, the Transfer Agent is delivering this letter and the enclosed materials to you to request your direction as to how you want the Trustee to vote at the Annual Meeting the shares of Horizon Common Stock held in your individual Plan account at the Record Date.

Steps You Need to Take to Instruct the Trustee How to Vote the Shares of Horizon Common Stock Held in Your Individual Account in the Plan

Once you have reached a decision concerning how you want the shares of Horizon Common Stock held in your Plan account at the Record Date to be voted, you need to do the following:

Step 1: Mark your choice as to each such matter on the enclosed Voting Direction card, date the card, and sign it.

Step 2: Mail the Voting Direction card to American Stock Transfer & Trust Company using the enclosed pre-addressed, U.S. mail postage-paid return envelope, so that it will be received by no later than 5:00 p.m. E.S.T. on January 16, 2007.

If the Transfer Agent does not receive your Voting Direction card by January 16, 2007, or if the Transfer Agent receives your Voting Direction card by January 16, 2007, but it is not signed, the shares of Horizon Common Stock held in your Plan account at the Record Date will not be voted.

Changing or Revoking Your Voting Direction Card

If, after submitting your Voting Direction card, you want to change your vote, you must obtain a new Voting Direction card from the Transfer Agent by writing, faxing, or telephoning the Transfer Agent at the following address, phone number, or fax number:

American Stock Transfer & Trust Company
6201 15th Avenue
1st Floor Inside Delivery
Brooklyn, NY 11219
www.amstock.com
Telephone No.: (800) 937-5449
Fax No.: (718) 921-8336

By properly completing and signing and timely returning a new Voting Direction card to the Transfer Agent you will revoke any Voting Direction card previously submitted. You may also revoke your Voting Direction by notifying the Transfer Agent in a signed writing of your decision to revoke it, but in such a case, if you do not also timely submit a new Voting Direction card to the Transfer Agent, your shares will not be voted. After January 16, 2007, you may not change or revoke your Voting Direction.

Your Voting Direction Card Will Be Kept Confidential

Neither the Trustee nor the Transfer Agent will release your Voting Direction card or any copy of it, or otherwise divulge how you directed the Trustee to vote, to any person, including the Company or any of its individual officers or employees, except as the Trustee or the Transfer Agent may be compelled to do so by law.

Enclosures:                         Horizon Health Corporation Proxy Statement
Horizon Health Corporation Annual Report to Stockholders
Participant Voting Direction Card

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EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

HORIZON HEALTH CORPORATION

VOTING DIRECTION FOR ANNUAL MEETING OF STOCKHOLDERS
OF HORIZON HEALTH CORPORATION
TO BE HELD ON JANUARY 19, 2007

The undersigned hereby directs the Trustee (the “Trustee”) of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the “Plan”), to vote, at the Annual Meeting of Stockholders of Horizon Health Corporation to be held at the executive offices of the Company at 2941 South Lake Vista Drive, Lewisville, Texas 75067 on Friday, January 19, 2007, at 9:00 a.m., Central Time and at any and all adjournments thereof, all of the shares of Common Stock of Horizon Health Corporation, a Delaware corporation (“Horizon”), held in the undersigneds Plan account as of the record date as set forth on the reverse side of this Voting Direction card.

When properly executed, this Voting Direction will be voted in the manner directed herein by the undersigned Plan participant.  If no direction is given, this Voting Direction will be voted FOR the seven nominees of the Board of Directors listed in Proposal 1.  If the executed Voting Direction does not withhold authority to vote for the election of a nominee for director in Proposal 1, the Voting Direction will be deemed to grant authority to vote FOR the election of such nominee and will be so voted.  The Trustee is authorized to vote in its discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The undersigned hereby revokes any Voting Direction cards heretofore given. This Voting Direction may be revoked at any time before it is exercised by following the procedures stated in the Participant Direction letter accompanying this Voting Direction card.

(Please mark, sign and date on the other side and return promptly in the enclosed envelope.)

A	☒	Please mark your votes as in this example

		FOR all nominees listed (except as	WITHHOLD AUTHORITY			2.	The Trustee is authorized to vote in its discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.
		listed to the contrary below)	to vote for all nominees listed	NOMINEES:	Ken Newman
George E. Bello
					Michael R. Bowlin	PLEASE MARK, SIGN AND DATE AND RETURN THIS VOTING DIRECTION PROMPTLY IN
1.	Election of Directors.	☐	☐		James E. Buncher Robert A. Lefton	THE ENCLOSED ENVELOPE.
William H. Longfield
INSTRUCTION: To withhold authority to vote for any individual nominee, mark the FOR box and write each such nominee’s name in the space provided below:					C. Thomas Smith

SIGNATURE	Dated	SIGNATURE		Dated
(IF HELD JOINTLY)

Note:       Please date and sign exactly as name appears hereon.   When signing as attorney, executor,
administrator, trustee or guardian, please give full title as such.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HORIZON HEALTH CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 19, 2007

The undersigned hereby constitutes and appoints KEN NEWMAN and JOHN E. PITTS, each with power to act with or without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of Horizon Health Corporation (the “Company”) standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 2941 South Lake Vista Drive, Lewisville, Texas 75067, on Friday, January 19, 2007, at 9:00 a.m., Central Time, and at any and all adjournments thereof.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is given, this Proxy will be voted FOR the seven nominees of the Board of Directors listed in Proposal 1.  If the executed Proxy does not withhold authority to vote for the election of a nominee for director in Proposal 1, the Proxy will be deemed to grant authority to vote FOR the election of such nominee and will be so voted.  The Proxies named herein are each authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The undersigned hereby revokes any proxy or proxies heretofore given.  This Proxy may be revoked at any time before it is exercised by following the procedures stated in the Proxy Statement.

(Please mark, sign and date on the other side and return promptly in the enclosed envelope.)

A	☒	Please mark your votes as in this example.

		FOR all nominees listed (except as	WITHHOLD AUTHORITY			2.	The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.
		listed to the contrary below)	to vote for all nominees listed	NOMINEES:	Ken Newman
George E. Bello
					Michael R. Bowlin	PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY IN
1.	Election of Directors.	☐	☐		James E. Buncher Robert A. Lefton	THE ENCLOSED ENVELOPE.
William H. Longfield
INSTRUCTION: To withhold authority to vote for any individual nominee, mark the FOR box and write each such nominee’s name in the space provided below:					C. Thomas Smith

SIGNATURE	Dated	TITLE		Dated
(if applicable)

Note:

Please date and sign exactly as name appears hereon. Where shares of Common Stock are owned by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.